UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2006
Date of Report (Date of earliest event reported)

Global Developments Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.	V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01   Other

The attached announcement was released to the news media on November 14, 2006.

GLOBAL INVESTMENT UPDATE: ResortShips International Inc. Announces Reverse Merger and Name Change

Vancouver, November 14, 2006 - Global Developments, Inc. (PINKSHEETS: GBDP), a publicly traded venture capital company, is pleased to provide the following update with respect to ResortShips International Inc, a yacht interval ownership company, in which Global holds an equity stake.

ResortShips International, Inc. (PINKSHEETS: RSSP), a publicly traded, yacht interval ownership company, is pleased to announce it’s name change from American Design (USA), Corp. to ResortShips International, Inc.

The National Association of Security Dealers (NASD), the regulatory organization responsible for the operation and regulation of the NASDAQ and OTC stock markets, announced Friday that the reverse merger between ResortShips North America, Inc. and American Design (USA) Corp. has been approved. The NASD has also approved a name change to Resort Ships International Inc. under the trading symbol, RSSP.

Trevor Conn, President and CEO of Resortships International Inc. said, “I am very excited to be able to merge this exciting business opportunity into our new company. We are now positioned to go forward and execute our marketing strategy and take advantage of developing the first International Yacht Club where the Club owns the yachts and the members have the right to use any Club yacht at any Club facility for any given period of time.”

The change was effective on November 13, 2006.

About ResortShips International, Inc.

ResortShips International, Inc. is a publicly traded interval yacht ownership marketing company, incorporated in Delaware. ResortShips is poised on the leading edge of a bold new initiative that will enable a vast new market to enjoy vacationing on luxury yachts “worldwide. With intelligent marketing and branding strategies, ResortShips will help thousands fulfill their ultimate dream and in the process build not only a company, but a business empire.

ResortShips is the first true yachting timeshare program that is delivered through membership in the ResortShips Yacht Club. Members can use any Club yacht, at any Club location, anytime worldwide. The Club will feature Azimut Benetti yachts, the worlds leading builder of luxury yachts ranging from 39’ to 63’.

About Global Developments

Global Developments, Inc. is a publicly traded venture capital company. It was formed to create a unique investment vehicle representing a growing portfolio of innovative and emerging growth-oriented companies. Global acquires its portfolio companies either as wholly or partially owned subsidiaries, or as an investment where Global is the lead investor. As a result, Global maintains substantial management and operational control, thereby giving it the ability to provide significant oversight and guidance in building value and creating liquidity events for its shareholders. Global invests in companies with solid management, operational excellence, and the potential to grow substantial revenue streams.

Please visit http://www.globaldevelopmentsinc.com for more information.

Forward-Looking Statements

You should not place undue reliance on forward-looking statements in this press release. This press release contains forward-looking statements that involve risks and uncertainties. Words such as ``will,'' ``anticipates,'' ``believes,'' ``plans,'' ``goal,'' ``expects,'' ``future,'' ``intends,'' and similar expressions are used to identify these forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face as described in this press release. For further information about Global Developments, Inc. please refer to its Web site at http://www.globaldevelopmentsinc.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: November 14, 2006	By:	/s/ John D. Briner
John D. Briner
President